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                                                                   Exhibit 10(f)

================================================================================

TXU Annual Incentive Plan


Adopted May 19, 1995

Restated Effective As of August 17, 2001

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                            TXU Annual Incentive Plan
                                Table of Contents


Description                                                           Section
-----------                                                           -------
Purpose of the Plan                                                         I

Definitions                                                                II

Administration of the Plan                                                III

Eligibility                                                                IV

Designation of Tier Groups                                                  V

Target EPS Level                                                           VI

Target Award Level                                                        VII

Participant Performance Measurement Process                              VIII

Participant Personal Modifier                                              IX

Supplemental Awards Fund                                                    X

Form and Timing of Awards                                                  XI

Termination of Employment                                                 XII

Miscellaneous                                                            XIII

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I.   Purpose of the Plan
     -------------------

The purpose of the TXU Annual Incentive Plan (hereinafter the "Plan") is to provide annual incentive compensation opportunities to the eligible officers of the Company and its participating subsidiary companies who contribute significantly to the growth and success of the Company; to attract and retain individuals of outstanding ability; to comply with Section 162(m) of the Internal Revenue Code such that the federal income tax deduction of the payment of annual incentive awards to officers will not be limited by such Code section; and to further align the interests of those who hold positions of major responsibility in the Company with the interests of Company shareholders.

II.  Definitions
     ------------

When used in the Plan, the following terms shall have the following meanings:

(a) "Award" means the incentive award paid to a Participant pursuant to the terms and conditions of this Plan.

(b) "Base Salary" means the annual base salary rate in effect as of the date of any Award under the Plan.

(c)  "Board of Directors" means the Board of Directors of the Company.

(d) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

(e)  "Company" means TXU Corp., its successors and assigns.

(f) "Committee" means the Organization and Compensation Committee of the Board of Directors, and, as appropriate, with respect to matters affecting the Awards of employees of subsidiaries of the Company, the Organization and Compensation Committee of the board of directors of the applicable subsidiary.

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(g)  "Earnings Per Share", or "EPS", means the Company's net income after taxes, exclusive of extraordinary items, divided by average common shares outstanding, appropriately adjusted by the Committee to reflect recapitalizations, stock dividends, and the like.

(h) "Maximum Award Level" means the maximum Award which may be made to a Participant hereunder. The maximum Award Level is the lesser of one hundred percent (100%) of the Participant's Base Salary, or one million dollars ($1,000,000).

(i) "Maximum EPS" means the level of EPS established by the Committee, the attainment of which will allow payment of Awards up to the Maximum Award Level.

(j) "Participant" means an individual who is an officer of a Participating Employer with a title of vice president or above, and, with respect to an officer of a Participating Employer organized and existing under the laws of the United States, is an elected officer, as well as other officer level employees of Participating Employers, having responsibilities commensurate with a Vice President level, approved by the Committee for participation in this Plan from time to time.

(k) "Participating Employer" means the Company and each of its subsidiaries, affiliates or Business Units which are approved by the Company or the Committee for participation in this Plan. The Participating Employers, as of the date of the restatement of this Plan, are listed on Exhibit "A" attached hereto. Participation in the Plan by additional Participating Employers will commence as of the effective date designated by the Company or the Committee approval of such participation.

(l)  "Plan" means the TXU Annual Incentive Plan described herein.

(m)  "Plan Year" means the period commencing January 1 and ending December 31.

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(n)  "Target Award Level" means the target level of annual incentive compensation which a Participant may earn for any Plan Year, expressed as a percentage of a Participant's Base Salary.

(o) "Target EPS" means the level of EPS established by the Committee, the attainment of which will allow the payment of Awards pursuant to the terms of this Plan.

(p)  "Tier Group" means a group of Participants, designated in accordance with
     Section V hereof for purposes of determining such Participants' Target Award Level.

III. Administration of the Plan
     --------------------------

The Plan will be administered by the Committee. The Committee will be comprised of two (2) or more outside directors, as defined in Code Section 162(m), and will include only directors who serve on the Board who are not currently, or have not been, full-time employees of the Company.

IV.  Eligibility
     -----------

Eligibility for participation in the Plan will be limited to individuals who are officers of Participating Employers with a title of Vice President or above and, with respect to officers of Participating Employers established and maintained under the laws of the United States, are elected officers, as well as other officer level employees of Participating Employers, having responsibilities commensurate with a Vice President level, approved by the Committee for participation in this Plan from time to time. Individuals who served as eligible officers during a Plan Year but who were not serving in such capacity at the time that Awards for such Plan Year are paid may be eligible for an Award (full, prorated or some other amount) under the Plan at the Committee's discretion. Individuals who were serving as eligible officers at the end of a Plan Year and who continue to serve in such capacity at the time that Awards for such Plan Year are made, but who did not serve in such

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capacity during the entire Plan Year may be eligible for an Award (full, prorated or some other amount) under the Plan at the Committee's discretion.

V.   Designation of Tier Groups
     --------------------------

Participants in the Plan shall be assigned to Tier Groups. Such assignments shall be made by management of the Company subject to review by the Committee. All decisions by the Company and/or the Committee relating to Tier Groups and the assignment of Participants thereto shall be in the sole discretion of the Company and/or the Committee, as the case may be, and shall be final and binding on all parties. Participants may be designated to Tier Groups based on competitive market data relating to compensation of officers, the Participant's title, position, responsibilities and/or reporting level, or on such other criteria as the Company and/or the Committee may determine to be appropriate. Although not determinative, the following guidelines may be applied generally to the designation of Tier Groups:

             Tier Group                    Positions
             ----------                    ---------
                 A          Chairman; Chief Executive of the Company

                 B Vice Chairman; Group Heads; President of the Company; Chief Financial Officer of the Company

                 C          Presidents; Executive Vice Presidents

                 D          Senior Vice Presidents; Certain Vice Presidents

                 E          Certain Vice Presidents

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VI.  Target and Maximum EPS Levels
     -----------------------------

Within the first ninety (90) days of the Plan Year, the Committee shall establish the Target EPS and Maximum EPS levels for each Plan Year. Following the conclusion of the Plan Year, the Committee will certify whether the Target EPS or Maximum EPS levels were achieved. The Target EPS shall determine the threshold earnings per share of the Company which must be attained in order for Awards to be paid hereunder. If the Target EPS level was achieved, the Committee will determine Awards for Participants in accordance with the provisions of Sections VIII, IX and X herein. If the Maximum EPS level was achieved, the Committee may exercise its discretion in determining whether an Award in excess of that determined in accordance with the provisions of Sections VIII, IX and X herein, up to the Maximum Award Level, will be awarded. Notwithstanding any other provision of this Plan, however, in no event, may an Award exceed the Maximum Award Level.

VII. Target Award Level
     ------------------

For each Plan Year, the Company and/or the Committee will assign a Target Award Level for each Participant, which shall be expressed as a percentage of the Participant's Base Salary and shall be consistent with the schedule set forth below, which said schedule is first effective for the Plan Year beginning January 1, 2001:

             Tier Group                Target Award Level
             ----------                ------------------

                 A                            75%
                 B                            50%
                 C                            40%  to 50%
                 D                            25%  to 40%
                 E                            20%  to 35%

For Participants within Tier Groups for which the above schedule expresses the Target Award Level as a range, the Company and/or the Committee shall have the absolute discretion in determining each

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such Participant's Target Award Level. The decisions of the Company and/or the
Committee shall be final and binding.

In no event shall a Participant's Award exceed such Participant's Maximum Award Level, even after application of the personal modifier provided or in IX of the Plan, or the supplemental awards fund provided for in Section X of the Plan.

VIII. Participant Performance Measurement Process
      -------------------------------------------

If the Company achieves the Target EPS level, then the actual Award determination for each Participant will be subject to further performance measurement by the Committee. The actual Award for each Participant will be based upon an assessment of the performance of the Company, the Participant's group, business unit, function and/or the Participant individually. Two (2) performance criteria categories will be established for each Participant similar to those described on Exhibit "B" attached hereto; provided that the performance criteria categories applicable to each Participant, as well as the relative weighting to be applied to each criteria category, shall be determined by the Committee in its sole discretion. Company, group, function or business unit performance, respectively, will be evaluated on the basis of a number of criteria, such as those set forth on Exhibit "C" attached hereto. With respect to each applicable performance criteria category, a determination will be made in the sole discretion of the Committee as to whether a Participant's actual performance was "outstanding", "good" or "inconsistent". Based upon the foregoing evaluations, each performance criteria category will be rated under the following schedule:



                  Rating for Each Performance Criteria Category
                  ---------------------------------------------

     Assessment                 First Performance      Second Performance

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     Of Performance             Criteria Category      Criteria Category
     --------------             -----------------      -----------------

Outstanding Performance                  1                     1
Good Performance                         2                     2
Inconsistent Performance                 3                     3

This performance evaluation process will result in a rating of either 1, 2, or 3 for each criteria category. These two ratings will be applied in the following schedule which will determine the award to be provided to the Participant as a percentage of the Target Award Level:

         First Performance       Second Performance         Percent of
         Criteria Category       Criteria Category         Target Award
              Rating                   Rating                  Level
         ------------------     --------------------      --------------

                1                             1                     150%
                1                     2                    125%
                1                             3                      50%

                2                     1                    125%
                2                             2                     100%
                2                     3                     25%

                3                     1                     50%
                3                             2                      25%
                3                             3                       0%

IX.  Participant Personal Modifier
     -----------------------------

The amount of a Participant's award determined in accordance with Section VIII above may be increased or decreased by up to ten percent (10%) in the discretion of the Committee on the basis of the Participant's individual performance and contribution for the Plan Year. The criteria to be used in applying this personal modifier to the Participant's award shall be determined in the sole discretion of the Committee, and may include, without limitation, the demonstration of desired competencies,

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the demonstration of support and team building attributes within the
Participant's organization, and the general demeanor and behavior of the Participant.

X.   Supplemental Awards Fund
     ------------------------

If the Company is considered by the Committee to be the top performing electric utility among the ten largest electric utility companies in the U.S., a Supplemental Awards Fund will be established which will be equal to thirty percent (30%) of the aggregate of Participants' Base Salaries. If the Company receives a performance rating of "1" by the Committee, such Supplemental Awards Fund will be equal to twenty percent (20%) of the aggregate of the Participants' Base Salaries. If the Company receives a performance rating of "2" by the Committee, the Supplemental Awards Fund will be equal to ten percent (10%) of the aggregate of the Participants' Base Salaries. Notwithstanding the foregoing, the Committee will have full authority and discretion, in any Plan Year, to increase the amount of the Supplemental Awards Fund above the amounts provided for hereinabove, and will have full discretion to make awards from this Supplemental Awards Fund to any Participant to such extent as it may desire to recognize their contributions to the success of the Company. All or any part of the fund may be awarded in any Plan Year by the Committee; and any portion of the Supplemental Awards Fund which is not awarded by the Committee for any Plan Year will not be carried over to any future Plan Year.

XI.  Form and Timing of Awards
     -------------------------

Beginning with the 2001 Plan Year, all awards will be paid in cash as soon as reasonably practical following the establishment of the Award. All Awards shall be subject to the normal rules and regulations regarding the withholding for taxes and other deductions, if any, as may be in effect at the time of payment.

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XII. Termination of Employment
     -------------------------

In the event of death, disability or retirement, Participants may be entitled to receive prorated awards based upon the number of months in which they have participated in the Plan for the applicable Plan Year. Decisions regarding prorated awards will be made by the Committee in its sole discretion and will be final and binding on all parties. In the event of termination for reason of misconduct, fraud, or other act adverse to the Company to any substantial extent, as determined by the Committee in its discretion, the Participant will not be entitled to any award, whether prorated or not, for the Plan Year. Such determinations by the Committee shall be final and binding on all parties.

XIII. Miscellaneous
      -------------

Participants will have no right to anticipate, alienate, sell, transfer, assign, pledge or encumber any right to receive any award made under the Plan nor will any Participant have any lien on any assets of the Company by reason of any award made under the Plan.

Nothing in the Plan, including an employee's eligibility for participation in the Plan, will confer any right of employment on such employee.

The adoption of the Plan or any amendment or suspension hereof does not imply any commitment to continue to maintain the same plan, or any modification thereof, or any other plan for incentive compensation for any succeeding year.

The Board of Directors, subject to approval by the shareholders of the Company in the event of any amendment to the Plan which changes the material terms of the performance goals, increases the maximum amount payable under the Plan or is otherwise required by the provisions of Code Section 162(m), may amend, suspend or terminate the Plan at any time, provided no such amendment,

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suspension or termination shall adversely affect the right to receive any amount to which Participants have become entitled prior to such amendment, suspension or termination.

The Plan shall be construed in accordance with and governed by the laws of the State of Texas.

     Executed effective as of the 17th day of August, 2001.

                                    TXU CORP.


                                    By: /s/ Peter B. Tinkham
                                      ------------------------------------------
                                            Peter B. Tinkham,
                                            Secretary and Assistant Treasurer

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                                   EXHIBIT "A"

                             PARTICIPATING EMPLOYERS
                              AS OF AUGUST 17, 2001

     TXU Corp. and all direct and indirect subsidiaries of TXU Corp. except:

                     TXU Communications Ventures Company and
                            each of its subsidiaries

                           TXU Energy Trading Company
                 (other than the President of TXU Energy Trading
                     Company who is eligible to participate
                                  in this Plan)

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                                   EXHIBIT "B"

                         PERFORMANCE CRITERIA CATEGORIES
                                 AND WEIGHTINGS

-----------------------------------------------------------------------------------------------
                                  Company           Group        Business Unit / Function/
   Organizational Level            Goals            Goals            Individual Goals
-----------------------------------------------------------------------------------------------
Chairman & Chief Executive          100%             -                         -
-----------------------------------------------------------------------------------------------
Group Head                           50%             50%                       -
-----------------------------------------------------------------------------------------------
Business Unit Head                   -               50%                       50%
-----------------------------------------------------------------------------------------------
Direct Reports to
Business Unit Heads                  -               -                      50% / 50%
-----------------------------------------------------------------------------------------------
Staff - Corporate                    50%             -                         50%
-----------------------------------------------------------------------------------------------
Staff-Shared Services                -               50%                       50%
-----------------------------------------------------------------------------------------------
Staff - Group                        -               50%                       50%
-----------------------------------------------------------------------------------------------
Staff - Business Unit                -               -                      50% / 50%
-----------------------------------------------------------------------------------------------

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                                   EXHIBIT "C"

                            COMPANY, GROUP, FUNCTION
                                AND BUSINESS UNIT
                              PERFORMANCE CRITERIA

                                        Group, Function or Business Unit
TXU Corp. Criteria Categories           Criteria Categories
-----------------------------           -----------------------------------

..   Total Return to Shareholders        .   EBIT or Net Income

..   Return on Invested Capital          .   Cash Flow from Operations

..   EPS Growth                          .   Return on Invested Capital

..   Attainment of Annual Objectives     .   Attainment of Annual Objectives

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